Exhibit 32.1

Written Statement of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of Partners Financial Corporation (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a)	the amendment to the Form 10-KSB Report of the Company for the year ended March 31, 2005 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 7, 2006	/s/ James S. Weaver
James S. Weaver
President and Chief Executive Officer